Exhibit 10.12

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

INNOVIVE PHARMACEUTICALS, INC.

Innovive Pharmaceuticals, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1. The name of the Corporation is Innovive Pharmaceuticals, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was March 24, 2004 under the name “Broadway Therapeutics, Inc.”

2. This Amended and Restated Certificate of Incorporation was duly adopted by unanimous written consent of the board of directors and written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware.

3. This Amended and Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation filed March 24, 2004, as amended on September 20, 2004, and the text of the Certificate of Incorporation is hereby amended and restated in its entirety to read as herein set forth in full:

FIRST: The name of this corporation (herein called the “Corporation”) shall be: “Innovive Pharmaceuticals, Inc.”

SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle 19808. The name of the registered agent of the Corporation at such address is Corporation Service Company.

THIRD: The purpose or purposes of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which this Corporation is authorized to issue is Thirty-Five Million (35,000,000) shares, consisting of the following two classes: (i) Twenty-Five Million (25,000,000) shares of common stock, $0.001 par value per share (the “Common Stock”), and (ii) Ten Million (10,000,000) shares of Series A Convertible Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”).

The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of a majority in voting power of the outstanding capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

The designations, powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, with respect to the Common Stock and the Series A Preferred Stock, are as follows:

1. Ranking. The Series A Preferred Stock shall, with respect to dividend rights, have the entitlements set forth herein and shall, with respect to rights on liquidation, dissolution and winding up of the affairs of the Corporation, rank senior to all classes of Common Stock of the Corporation and, subject to the rights of any series of Preferred Stock that may from time to time come into existence providing that the Series A Preferred Stock shall rank junior thereto, other equity securities of the Corporation. The Common Stock and any other stock ranking (with respect to dividends, or on liquidation, dissolution and winding up of the affairs of the Corporation) junior to the Series A Preferred Stock shall be referred to hereinafter collectively as “Junior Stock”.

2. Dividends and Distributions.

(a) Subject to the prior and superior rights of the holders of any shares of any series or class of capital stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors (the “Board”), out of assets legally available for that purpose, dividends or distributions in cash, stock or otherwise. Any reference to “distribution” contained in this Section 2, unless noted otherwise, shall not include any distribution made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

(b) If and when the Corporation shall declare any dividend or distribution on any Junior Stock, the Corporation shall, concurrently with the declaration of such dividend or distribution on the Junior Stock, declare a like dividend or distribution, as the case may be, on the Series A Preferred Stock in an amount per share equal to (i) the amount of the dividend or distribution per share of Junior Stock (or, if the Junior Stock is directly or indirectly convertible into Common Stock, per share of Common Stock into which such Junior Stock is then convertible) multiplied by (ii) the number of shares of Common Stock into which one share of Series A Preferred Stock is then convertible. Any dividend or distribution declared on the Series A Preferred Stock pursuant to this Section 2(b) shall be paid to the holders thereof at the same time as the dividend or distribution on the Junior Stock by which it is measured is paid.

(c) No dividend or distribution, as the case may be, may be declared on any Junior Stock unless a dividend or distribution, as the case may be, is declared on the Series A Preferred Stock in accordance with Section 2(b) above.

(d) All dividends or distributions declared upon the Series A Preferred Stock shall be declared pro rata per share.

(e) So long as any shares of the Series A Preferred Stock are outstanding, no other stock of the Corporation ranking on a parity with or junior to the Series A Preferred Stock as to dividends or distributions or otherwise upon liquidation, dissolution or winding up shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock), other than purchases pursuant to repurchase agreements with employees or the Corporation’s stock option plan, by the Corporation unless all dividends and distributions, if any, accrued but unpaid on all outstanding shares of the Series A Preferred Stock shall have been paid or set apart for payment.

(f) So long as any shares of the Series A Preferred Stock are outstanding, no dividends or distributions, except as described in the next succeeding sentence, shall be declared or paid or shall be set apart for payment on any class or series of stock of the Corporation ranking, as to dividends or distributions, on a parity with or junior to the Series A Preferred Stock, for any period unless all dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment, on the Series A Preferred Stock. When dividends or distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, upon the shares of the Series A Preferred Stock and any other class or series of stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends and distributions declared upon such other stock shall be declared pro rata with the Series A Preferred Stock so that the amounts of dividends or distributions per share declared on the Series A Preferred Stock and such other stock shall in all cases bear to each other the same ratio that accrued dividends or such distributions per share on the shares of the Series A Preferred Stock and on such other stock bear to each other.

3. Liquidation Preference. (a) In the event of a (i) liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary or (ii) voluntary or involuntary bankruptcy of the Corporation (subparagraphs (i) and (ii) being collectively referred to as a “Liquidation Event”), after payment or provision for payment of debts and other liabilities of the Corporation, the holders of the Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus, or earnings, before and in preference to any payment (or declaration and setting apart for payment) in respect of any Junior Stock, an amount equal to $3.96 (the “Stated Value “) plus an amount equal to all declared and unpaid dividends thereon. If upon any Liquidation Event, the assets to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then all of the assets of the Corporation to be distributed shall be so distributed ratably to the holders of the Series A Preferred Stock on the basis of the number of shares of Series A Preferred Stock held. Subject to Section 4(e), a consolidation or merger of the Corporation with or into another privately held corporation in which the Corporation is not the surviving entity or the shares of Common Stock of the Corporation constituting in excess of 50% of the voting power of the Corporation are exchanged for or changed into other stock or securities, cash and/or any other property or a sale of all or substantially all the assets of the Corporation shall not be considered a Liquidation Event and, accordingly, if securities are to be issued to the holders of the Series A Preferred Stock the

Corporation shall make appropriate provision to ensure that the terms of this Certificate of Designations survive any such transaction. For purposes of clarity, in the event of a consolidation or merger with a publicly traded corporation then the Series A Preferred Stock shall convert to Common Stock in accordance with Section 4(d). All shares of Series A Preferred Stock shall rank as to payment upon the occurrence of any Liquidation Event senior to the Common Stock as provided herein and, unless the terms of such other series shall provide otherwise, senior to all other series of the Corporation’s preferred stock.

(b) Upon the completion of the distribution required by subparagraph (a) of this Section 3 and subject to any other distribution that may be required with respect to any series of Preferred Stock that may from time to time come into existence, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by the holders of Common Stock.

(c) Any securities or other property to be delivered to the holders of the Series A Preferred Stock pursuant to Section 3(a) hereof shall be valued as follows:

(i) Securities not subject to an investment letter or other similar restriction on free marketability:

(A) If traded on a securities exchange or on NASDAQ (as defined below), or if actively traded over-the-counter, the value shall be deemed to be the Market Price (as defined below) of the securities as of the date of valuation.

(B) If there is no such active public market for the securities, the value shall be the Fair Market Value (as defined below) of the securities.

(ii) Securities subject to an investment letter or other similar restriction on free marketability shall be valued at the Fair Market Value.

(iii) The “Market Price” of a security shall mean the volume weighted average price of such security, for 10 consecutive trading days, ending with the day prior to the date as of which the Market Price is being determined, calculated by adding up the dollars traded for every transaction (price multiplied by the number of shares traded) and then dividing by the total shares traded for the day.

(iv) The “Fair Market Value” of any asset (including any security) means the fair market value thereof as determined by the Board in good faith.

4. Conversion.

(a) Right to Convert. The shares of Series A Preferred Stock shall be convertible, in whole or in part, at the option of the holder thereof and upon notice to the Corporation as set forth in Section 4(c) below, into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. The initial conversion price per share of Common Stock is the Stated Value (the “Conversion Price”) and shall be subject to adjustment as provided herein. The rate at which each share of Series A Preferred Stock is convertible at any time into Common Stock (the “Conversion Rate”) shall be determined by dividing the Stated Value by the then existing Conversion Price.

(b) Dividends Upon Conversion. Upon conversion, all accrued and unpaid dividends (whether or not declared) on the Series A Preferred Stock, if any, shall be canceled.

(c) Conversion Procedures. (1) a. Any holder of shares of Series A Preferred Stock desiring to convert such shares into Common Stock pursuant to Section 4(a) hereof shall surrender the certificate or certificates evidencing such shares of Series A Preferred Stock at the office of the transfer agent for the Series A Preferred Stock (the “Transfer Agent”), which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Series A Preferred Stock and specifying the name or names (with address) in which a certificate or certificates evidencing shares of Common Stock are to be issued. The Corporation need not deem a notice of conversion to be received unless the holder complies with all the provisions hereof. The Corporation will instruct the Transfer Agent (which may be the Corporation) to make a notation of the date that a notice of conversion is received, which date shall be deemed to be the date of receipt for purposes hereof, so long as receipt is prior to 4:00 p.m. Eastern Standard Time on a day during which the national securities exchanges are open for trading (a “Trading Day”) and otherwise shall be deemed to be received on the next following Trading Day.

(2) The Corporation shall, as soon as practicable after such deposit of certificates evidencing shares of Series A Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, deliver to the person for whose account such shares of Series A Preferred Stock were so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereinafter provided. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of receipt (in accordance with the third sentence of Section 4(c)(1) hereof) of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date; provided, however, that the Corporation shall not be required to convert any shares of Series A Preferred Stock while the stock transfer books of the Corporation are closed for any purpose, but the surrender of Series A Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the surrender had been made on the date of such reopening, and the conversion shall be at the Conversion Rate in effect on such date.

(3) All notices of conversion shall be irrevocable; provided, however, that if the Corporation has sent notice of an event pursuant to Section 4(h) hereof, a holder of Series A

Preferred Stock may, at its election, provide in its notice of conversion that the conversion of its shares of Series A Preferred Stock shall be contingent upon the occurrence of the record date or effectiveness of such event (as specified by such holder), provided that such notice of conversion is received by the Corporation prior to such record date or effective date, as the case may be.

(d) Automatic Conversion. Each share of Series A Preferred Stock shall be automatically converted into shares of Common Stock at the Conversion Rate, subject to adjustments as hereinafter provided, upon the effectiveness of a registration statement on an appropriate form registering the resale of such shares of Series A Preferred Stock or the shares of Common Stock into which such shares of Series A Preferred Stock are convertible.

(e) Adjustment of Conversion Rate and Conversion Price.

(i) Subject in all events to Section 4(d), in case of any (i) reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Corporation with or into another entity (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock other than the number thereof), or any (ii) sale or conveyance to another entity of the assets of the Corporation as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), then the Corporation shall cause effective provision to be made so that each holder of a share of Series A Preferred Stock shall be entitled to receive, upon conversion of such share of Series A Preferred Stock, the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock was convertible immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include a provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4(e). The Corporation shall not effect any such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance unless prior to or simultaneously with the consummation thereof the successor (if other than the Corporation) resulting from such transaction or the entity purchasing assets or other appropriate entity shall assume, by written instrument executed and delivered to the Transfer Agent, the obligation to deliver to the holder of each share of Series A Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive and the other obligations under this Certificate of Designations. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

(ii) If the Corporation shall, at any time or from time to time after the issuance from the Corporation to the applicable holder of the Series A Preferred Stock, sell or grant any Common Stock, any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock (“Convertible Securities”), any rights, options or warrants to purchase or otherwise acquire Common Stock or any Convertible Securities, in each case for a price per share or entitling the holders thereof to purchase Common Stock at a price per share (determined by dividing (i) the total amount, if any, received or receivable by the Corporation in consideration of the issuance or sale of such securities plus the total consideration, if any, payable to the Corporation upon exercise or conversion thereof (the “Total Consideration”) by (ii) the number of additional shares of Common Stock issuable upon exercise or conversion of such securities) which is less than the Conversion Price in effect on the date of such issuance or sale, then the Conversion Price shall be adjusted by multiplying the Conversion Price then in effect by a fraction, the numerator of which shall be (x) the sum of (A) the number of shares of Common Stock (on an as converted, fully diluted basis assuming conversion of all Convertible Securities) outstanding on the record date of such issuance or sale plus (B) the Total Consideration divided by the current Conversion Price, and the denominator of which shall be (y) the number of shares of Common Stock (on an as converted, fully diluted basis assuming conversion of all Convertible Securities) outstanding on the record date of such issuance or sale plus the maximum number of additional shares of Common Stock issued, sold or issuable upon exercise or conversion of such securities This Section 4(e)(ii) shall only be applicable to the (x) sale of securities for cash by the Corporation in a private financing transaction (including a private placement of securities) or (y) a merger or acquisition in which the holders of the Corporation’s securities immediately prior to such transaction hold less than a majority of the voting securities of the surviving entity immediately subsequent to the transaction, and shall not apply, and the Holder of Series A Preferred Stock shall not be entitled to an adjustment in the Conversion Price pursuant to this Section 4(e)(ii), in the event that the Corporation issues Common Stock or other Convertible Securities at a price per share that is less than the Conversion Price, if such issuance is a result of a transaction consummated for purposes other than financing, which shall include, but not be limited to (i) the issuance of securities upon the exercise or conversion of Convertible Securities already in existence as of the date of original issuance of the Series A Preferred Stock by the Corporation to the initial Holder; (ii) a stock split, reverse stock split or other recapitalization of the Corporation; (iii) a merger, acquisition or strategic alliance of the Corporation with another company, including any licensing transaction or joint venturein, in which the holders of the Corporation’s securities immediately prior to such transaction hold at least a majority of the voting securities of the surviving entity immediately subsequent to the transaction; (iv) dividends or other capital distributions; (v) exercise or conversion of placement warrants or options issued to any placement agent of the Corporation or any broker or consultant of the Corporation in return for providing services to the Corporation; and (vi) shares of Common Stock issued pursuant to the exercise of options and other stock rights granted pursuant to the Company’s employee stock option plan.

(f) No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. If more than one certificate evidencing shares of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the fair market value (valued pursuant to Section 3(c) hereof) as of the close of business on the day of conversion.

        (g) Reservation of Shares; Transfer Taxes; Etc. The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, including shares of Series A Preferred Stock issued as payment of dividends pursuant to Section 2 hereof, such number of shares of its Common Stock free of preemptive rights as shall be sufficient to effect the conversion of all shares of Series A Preferred Stock from time to time outstanding. The Corporation shall use its best efforts from time to time, in accordance with the laws of the State of Delaware, to increase the authorized number of shares of Common Stock if at any time the number of shares of authorized, unissued and unreserved Common Stock shall not be sufficient to permit the conversion of all the then-outstanding shares of Series A Preferred Stock.

(h) Prior Notice of Certain Events. In case:

(i) the Corporation shall declare any dividend (or any other distribution); or

(ii) the Corporation shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants; or

(iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value); or

(iv) of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

(v) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation (including, without limitation, a Liquidation Event);

then the Corporation shall cause to be filed with the Transfer Agent for the Series A Preferred Stock, and shall cause to be mailed to the holders of record of the Series A Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least 20 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined and a description of the cash, securities or other property to be received by such holders upon such dividend, distribution or granting of rights or warrants or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up or other Liquidation Event is expected to become effective, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such exchange, dissolution, liquidation or winding up or other Liquidation Event and the consideration, including securities or other property, to be received by such holders upon such exchange; provided, however, that no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice.

(i) Ambiguities/Errors. The Board shall have the power to resolve any ambiguity or correct any error in the provisions relating to the convertibility of the Series A Preferred Stock, and its actions in so doing shall be final and conclusive.

5. Voting Rights.

(a) General. Except as otherwise provided herein or in the Bylaws of the Corporation, the holders of shares of Series A Preferred Stock, the holders of shares of Common Stock and the holders of any other class or series of shares entitled to vote with the Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation. In any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the Common Stock into which such share of Series A Preferred Stock is convertible on the record date for such vote, or if no record date has been established, on the date such vote is taken. Any shares of Series A Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

(b) Class Voting Rights. In addition to any vote specified in Section 5(a), so long as at least 50% of the Series A Preferred Stock issued shall be outstanding, the affirmative vote or consent of the holders of at least 66% of all outstanding Series A Preferred Stock voting separately as a class shall be necessary to permit, effect or validate any one or more of the following: (i) the amendment, alteration or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Corporation so as adversely to affect the relative rights, preferences, qualifications, limitations or restrictions of the Series A Preferred Stock (including without limitation any amendment of this Section 5), (ii) the declaration or payment of any dividend or distribution on any Junior Stock, or the authorization of the repurchase of any securities of the Corporation (other than pursuant to repurchase agreements with employees or the Corporation’s stock option plan), (iii) the authorization, issuance or increase of any security ranking senior to the Series A Preferred Stock and (iv) the approval of any liquidation or dissolution of the Corporation. The class vote as contemplated herein shall specifically not be required for (x) issuances of Common Stock, or (y) any consolidation or merger of the Corporation with or into another corporation, whether or not the Corporation is the surviving entity, a sale or transfer of all or part of the Corporation’s assets for cash, securities or other property, or a compulsory share exchange.

6. Redemption. The Corporation shall not have the right to purchase, call, redeem or otherwise acquire for value any or all of the Series A Preferred Stock.

7. Outstanding Shares. For purposes of this Amended and Restated Certificate of Incorporation, after initial issuance, all shares of Series A Preferred Stock shall be deemed outstanding except (i) from the date, or the deemed date, of surrender of certificates evidencing shares of Series A Preferred Stock, all shares of Series A Preferred Stock converted into Common

Stock, (ii) from the date of registration of transfer, all shares of Series A Preferred Stock held of record by the Corporation or any subsidiary of the Corporation and (iii) any and all shares of Series A Preferred Stock held in escrow prior to delivery of such stock by the Corporation to the initial beneficial owners thereof.

8. Status of Acquired Shares. Shares of Series A Preferred Stock received upon conversion pursuant to Section 4 or otherwise acquired by the Corporation will be cancelled and shall not be reissued.

9. Preemptive Rights. The Series A Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

10. No Amendment or Impairment. The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the rights of the holders of the Series A Preferred Stock against impairment.

11. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

FIFTH: The Board of Directors shall have the power to adopt, amend, alter or repeal the by-laws.

SIXTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director to the fullest extent of the law.

SEVENTH: Unless and except to the extent that the bylaws of the Corporation shall so require, the election of the directors of the Corporation need not be by written ballot.

EIGHTH: The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its President this 26th day of June 2006.

INNOVIVE PHARMACEUTICALS, INC.

By:	/s/ Steven Kelly
Steven Kelly, President and CEO